AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL , 2000
                                       ---
                              REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------
                               BARPOINT.COM, INC.
             (Exact name of registrant as specified in its charter)

    DELAWARE                                     11-2780723
---------------------------                    -------------
(State or other jurisdiction of             (I.R.S. Employer
 incorporation or organization)              Identification Number)

                        ONE EAST BROWARD BLVD., SUITE 410
                          FT. LAUDERDALE, FLORIDA 33301
                                 (954) 745-7500
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                               BARPOINT.COM, INC.
                               CONSULTANT OPTIONS
                          EMPLOYMENT AGREEMENT OPTIONS
                             1996 STOCK OPTION PLAN
                            (Full title of the plan)
                             1999 STOCK OPTION PLAN
                            (Full title of the plan)

                         LEIGH M. ROTHSCHILD, PRESIDENT
                        ONE EAST BROWARD BLVD., SUITE 410
                          FT. LAUDERDALE, FLORIDA 33301
                                 (954) 745-7500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                       -----------------------------------
                                   COPIES TO:
                               David W. Sass, Esq.
                             McLaughlin & Stern, LLP
                         260 Madison Avenue, 18th Floor
                            New York, New York 10016
               Telephone: (212) 448-1100 Facsimile: (212) 448-0066
                               -------------------
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                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
Title of securities        Amount to be     Proposed maximum           Proposed maximum           Amount of
to be registered           registered(1)    offering price per unit(2) aggregate offering price(2) registration fee

Common Stock                2,667,363 shares   $8.68                      $23,152,710               $6,112.31
--------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein. (2) Estimated, in accordance with 17 CFR 230.457 (c), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price per Share is based on the average of the high and low prices reported by the NASDAQ Small Caps Market System as of April 24, 2000 which is within five (5) business days prior to the date of this registration statement.



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
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan information.*

Item 2. Registrant information and employee plan annual information.*

* The information required by Items 1 and 2 of Form S-8 is not filed as a part of this registration statement in accordance with the Note to Part I of Form S-8 and Rule 428 (b)(1) under the Securities Act of 1933, as amended ("Securities Act").


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The Registrant hereby incorporates by reference in this Registration Statement the following documents:

         (a) The Registrant's latest annual report on Form 10-K, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Registrant's latest fiscal year.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         (c) The class of securities to be offered pursuant to the Company's 1996 Stock Option Plan, Consultant's Options, 1999 Stock Option Plan and Officer and Director Options is the Registrant's Common Stock, $.001 par value, registered under Form 8-A of Section 12 of the Exchange Act.

Item 4.  Description of Securities.         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

The Registrant has retained McLaughlin & Stern, LLP as its legal counsel and Marks Shron & Company, LLP. as its Certified Public Accountants. Mr. David W. Sass, a partner of McLaughlin & Stern, LLP, is a director of the Company and holds 69,817 shares of the Company's common stock.


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

Item 6.  Indemnification of Directors and Officers.

         The Registrant's By-Laws provide in article Tenth that no Director or Officer of the Registrant shall be liable to the Registrant or any of its shareholders for reasonable expenses incurred by such person incurred by him or her in connection with the defense of any action for breach of any duty owed to the Registrant or its shareholders. Such amount of indemnity to which any officer or director may be entitled shall be fixed by the Company's Board of Directors, except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to then existing rules of the American Arbitration Association.

         Reference is made to Section 145 of the Delaware General Corporation Law, as amended (the "DGCL"), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in such capacity of another corporation or business organization. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, officer, employee or agent in connection with such action, suit or proceeding is such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

         Reference is also made to Section 102 (b) (7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for monetary damages for violations of a director's fiduciary duty, except for liability (I) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed.        Not applicable.

Item 8.  Exhibits.

4.1               Certificate of Incorporation of Registrant
4.2               By-laws of Registrant
4.3               Form of Common Stock Certificate
5.1               Opinion of McLaughlin & Stern, LLP.
23.1              Consent of Marks Shron & Company, LLP, independent certified public accountants
23.2              Consent of McLaughlin & Stern, LLP. (included in Exhibit 5.1)


         (a)      The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Common Stock being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities and Exchange Act of 1934 and each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities and Exchange Act of 1934; and where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent of given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 26, 2000.

BARPOINT.COM, INC.


By:     /s/ John C. Macatee
Name: John C. Macatee
Title: President and CEO

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SIGNATURE                                   TITLE                                       DATE

/s/ Leigh M. Rothschild                     Chairman of the Board of Directors          April 26, 2000

/s/ Jeffrey W. Sass                         Executive Vice President,
                                            Chief Operating Officer,  Secretary         April 26, 2000
                                              and Director

/s/ Seymour A. Seigel                       Director                                    April 26, 2000

/s/David W. Sass                            Director                                    April 26, 2000

/s/ John C. Macatee                         President, CEO and Director                 April 26, 2000

/s/ Jay Linn                                Director                                    April 26, 2000

/s/ Kenneth Jaeggi                          Director                                    April 26, 2000

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 26, 1999.

1996 Stock Option Plan
1999 Stock Option Plan
Consultant Options
Employment Agreement Options


By: /s/ John C. Macatee
Name: John C. Macatee
Title : President and CEO

                                  EXHIBIT INDEX


EXHIBIT NO.                                 DESCRIPTION


4.1               Certificate of Incorporation of Registrant*
4.2               By-laws of Registrant*
4.3               Form of Common Stock Certificate*
5.1               Opinion of McLaughlin & Stern, LLP. (filed herewith)
23.1              Consent of Marks Shron & Company, LLP, independent certified public accountants (filed herewith)
23.2              Consent of McLaughlin & Stern, LLP. (included in Exhibit 5.1)




* Incorporated by reference to the Registrant's Registration Statement on Form SB-2, registration number 333-03501.





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